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                                                                  EXHIBIT 23(A)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the use of our reports dated September 13, 1994 (except with respect to the matter discussed in Note 4, as to which the date is October 6, 1994) included in LTX Corporation's Form 10K for the year ended July 31, 1994 and to all references to our Firm included in this registration statement.





                                   /s/ ARTHUR ANDERSEN LLP

         Boston, Massachusetts
         January 26, 1995